Exhibit 99.1

LinkedIn Announces Fourth Quarter and Full Year 2013 Results

MOUNTAIN VIEW, Calif., February 6, 2014 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with approximately 277 million members, reported its quarterly results for the fourth quarter of 2013:

•	Revenue for the fourth quarter was $447.2 million, an increase of 47% compared to $303.6 million in the fourth quarter of 2012.

•
Net income for the fourth quarter was $3.8 million, compared to net income of $11.5 million for the fourth quarter of 2012. Non-GAAP net income for the fourth quarter was $48.2 million, compared to $40.2 million for the fourth quarter of 2012. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the fourth quarter was $111.4 million, or 25% of revenue, compared to $78.6 million for the fourth quarter of 2012, or 26% of revenue.

•
GAAP diluted EPS for the fourth quarter was $0.03, compared to GAAP diluted EPS of $0.10 for the fourth quarter 2012; non-GAAP diluted EPS for the fourth quarter was $0.39, compared to non-GAAP diluted EPS of $0.35 for the fourth quarter of 2012.

“Solid fourth quarter performance capped another successful year where improvements in scale and relevance across our platform led to strong member engagement,” said Jeff Weiner, CEO of LinkedIn. “Moving forward, we are investing significantly in a focused number of long-term initiatives that will allow us to realize our vision to create economic opportunity for every member of the global workforce.”

Fourth Quarter Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $245.6 million, an increase of 53% compared to the fourth quarter of 2012. Talent Solutions revenue represented 55% of total revenue in the fourth quarter of 2013, compared to 53% in the fourth quarter of 2012.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $113.5 million, an increase of 36% compared to the fourth quarter of 2012. Marketing Solutions revenue represented 25% of total revenue in the fourth quarter of 2013, compared to 27% in the fourth quarter of 2012.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $88.1 million, an increase of 48% compared to the fourth quarter of 2012. Premium Subscriptions represented 20% of total revenue in the fourth quarter of 2013 and 2012.

Revenue from the U.S. totaled $271.1 million, and represented 61% of total revenue in the fourth quarter of 2013. Revenue from international markets totaled $176.1 million, and represented 39% of total revenue in the fourth quarter of 2013.

Revenue from the field sales channel totaled $270.7 million, and represented 61% of total revenue in the fourth quarter of 2013. Revenue from the online, direct sales channel totaled $176.5 million, and represented 39% of total revenue in the fourth quarter of 2013.

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn's Investor Relations site.

Fourth Quarter Highlights and Strategic Announcements

In the fourth quarter of 2013:

•
LinkedIn launched several new products including a re-imagined iPad app, and a new Pulse app integrated with LinkedIn to deliver the most relevant news and professional insights. Mobile apps continue to drive deeper mobile engagement, with mobile now representing 41% of traffic to LinkedIn.

•
LinkedIn hosted its annual Talent Connect conference, the largest talent acquisition conference in the world with over 3,000 attendees in the US and 1,000 attendees in the UK. During the conference, LinkedIn unveiled a completely mobilized version of its product experience with the launch of Recruiter Mobile, Mobile Work With Us ads, Sponsored Jobs for the homepage feed, and the ability for candidates to apply for jobs via mobile.

•
LinkedIn broadened its Marketing Solutions product offerings with the launch of Showcase pages, giving B2B marketers the most effective tool to connect their brands with professionals. Marketing Solutions also benefited from the first full quarter of Sponsored Updates, contributing 13% of product segment revenue.

“We ended 2013 in a strong position across engagement and monetization, and we are investing aggressively in 2014 for both our member and customer platforms,” said Steve Sordello, CFO of LinkedIn.

Business Outlook

LinkedIn is providing guidance for the first quarter and full year of 2014:

•
Q1 2014 Guidance: Revenue is expected to range between $455 million and $460 million. Adjusted EBITDA is expected to range between $106 million and $108 million. The company expects depreciation and amortization to be approximately $48 million, and stock-based compensation to be approximately $68 million.

•
Full Year 2014 Guidance: Revenue is expected to range between $2.02 billion and $2.05 billion. Adjusted EBITDA is expected to be approximately $490 million. The company expects depreciation and amortization to be approximately $225 million, and stock-based compensation to be approximately $325 million.

Quarterly Results Webcast and Conference Call

LinkedIn will host a webcast and conference call to discuss its fourth quarter 2013 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on February 11, 2014, March 3, 2014, and March 12, 2014. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With approximately 277 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions products. Headquartered in Silicon Valley, LinkedIn has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors' operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors' operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the first quarter of 2014 and the full fiscal year 2014. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe or elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our ability to recruit and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as the company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and additional information will also be set forth in our Form 10-K that will be filed for the year ended December 31, 2013, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of February 6, 2014, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$803,089	$270,408
Marketable securities	1,526,212	479,141
Accounts receivable, net	302,168	203,607
Deferred commissions	47,496	30,232
Prepaid expenses	32,114	14,344
Other current assets	44,391	21,065
Total current assets	2,755,470	1,018,797
Property and equipment, net	361,741	186,677
Goodwill	150,871	115,214
Intangible assets, net	43,046	32,780
Other assets	41,665	28,862
TOTAL ASSETS	$3,352,793	$1,382,330
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$66,744	$53,559
Accrued liabilities	183,004	104,077
Deferred revenue	392,243	257,743
Total current liabilities	641,991	415,379
DEFERRED TAX LIABILITIES	14,879	27,717
OTHER LONG TERM LIABILITIES	61,529	30,810
Total liabilities	718,399	473,906
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	5,000	—
STOCKHOLDERS' EQUITY:
Class A and Class B common stock	12	11
Additional paid-in capital	2,573,449	879,303
Accumulated other comprehensive income	314	260
Accumulated earnings	55,619	28,850
Total stockholders’ equity	2,629,394	908,424
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY	$3,352,793	$1,382,330

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net revenue	$447,219	$303,618	$1,528,545	$972,309
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	57,865	36,243	202,908	125,521
Sales and marketing	157,235	100,104	522,100	324,896
Product development	113,140	77,276	395,643	257,179
General and administrative	64,790	38,980	225,566	128,002
Depreciation and amortization	42,750	24,297	134,516	79,849
Total costs and expenses	435,780	276,900	1,480,733	915,447
Income from operations	11,439	26,718	47,812	56,862
Other income (expense), net	1,820	24	1,416	252
Income before income taxes	13,259	26,742	49,228	57,114
Provision for income taxes	9,477	15,234	22,459	35,504
Net income	$3,782	$11,508	$26,769	$21,610
Net income per share of common stock:
Basic	$0.03	$0.11	$0.24	$0.21
Diluted	$0.03	$0.10	$0.23	$0.19
Weighted-average shares used to compute net income per share:
Basic	119,849	107,924	113,643	105,166
Diluted	124,438	114,095	118,944	112,844

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
OPERATING ACTIVITIES:
Net income	$3,782	$11,508	$26,769	$21,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,750	24,297	134,516	79,849
Provision for doubtful accounts and sales returns	1,254	768	4,775	623
Stock-based compensation	57,177	27,572	193,915	86,319
Excess income tax benefit from stock-based compensation	(16,008)	(22,574)	(43,755)	(35,829)
Changes in operating assets and liabilities:
Accounts receivable	(94,627)	(47,993)	(102,618)	(91,277)
Deferred commissions	(20,028)	(15,222)	(18,249)	(17,145)
Prepaid expenses and other assets	2,926	4,824	(11,213)	(7,663)
Accounts payable and other liabilities	44,307	28,271	114,713	85,561
Income taxes, net	4,377	9,107	3,120	27,077
Deferred revenue	56,543	48,696	134,500	117,945
Net cash provided by operating activities	82,453	69,254	436,473	267,070
INVESTING ACTIVITIES:
Purchases of property and equipment	(57,394)	(32,115)	(278,019)	(125,420)
Purchases of investments	(851,312)	(180,930)	(1,493,754)	(443,992)
Sales of investments	68,547	32,790	179,904	58,594
Maturities of investments	129,646	72,938	258,425	139,911
Payments for intangible assets and acquisitions, net of cash acquired	(3,894)	(81)	(19,197)	(57,036)
Changes in deposits and restricted cash	(6)	(1,965)	(4,904)	(5,085)
Net cash used in investing activities	(714,413)	(109,363)	(1,357,545)	(433,028)
FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of offering costs	(360)	(382)	1,348,059	(382)
Proceeds from issuance of preferred shares in joint venture	4,600	—	4,600	—
Proceeds from issuance of common stock from employee stock options	5,678	8,306	32,824	44,402
Proceeds from issuance of common stock from employee stock purchase plan	13,089	9,144	24,589	16,862
Excess income tax benefit from stock-based compensation	16,008	22,574	43,755	35,829
Other financing activities	(419)	—	392	(148)
Net cash provided by financing activities	38,596	39,642	1,454,219	96,563
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	161	22	(466)	755
CHANGE IN CASH AND CASH EQUIVALENTS	(593,203)	(445)	532,681	(68,640)
CASH AND CASH EQUIVALENTS—Beginning of period	1,396,292	270,853	270,408	339,048
CASH AND CASH EQUIVALENTS—End of period	$803,089	$270,408	$803,089	$270,408

LINKEDIN CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue by product:
Talent Solutions	$245,622	$160,997	$859,674	$523,582
Marketing Solutions	113,469	83,187	362,360	258,278
Premium Subscriptions	88,128	59,434	306,511	190,449
Total	$447,219	$303,618	$1,528,545	$972,309

Revenue by geographic region:
United States	$271,140	$189,006	$942,122	$619,485
Other Americas (1)	31,612	21,909	109,672	66,099
Total Americas	302,752	210,915	1,051,794	685,584
EMEA (2)	108,309	69,910	358,244	217,342
APAC (3)	36,158	22,793	118,507	69,383
Total	$447,219	$303,618	$1,528,545	$972,309

Revenue by channel:
Field sales	$270,672	$178,364	$891,458	$552,459
Online sales	176,547	125,254	637,087	419,850
Total	$447,219	$303,618	$1,528,545	$972,309
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Non-GAAP net income and net income per share:
GAAP net income	$3,782	$11,508	$26,769	$21,610
Add back: stock-based compensation	57,177	27,572	193,915	86,319
Add back: amortization of intangible assets	4,056	2,943	16,406	9,872
Income tax effect of non-GAAP adjustments	(16,776)	(1,809)	(45,198)	(17,464)
NON-GAAP NET INCOME	$48,239	$40,214	$191,892	$100,337

GAAP AND NON-GAAP DILUTED SHARES	124,438	114,095	118,944	112,844

NON-GAAP DILUTED NET INCOME PER SHARE	$0.39	$0.35	$1.61	$0.89

Adjusted EBITDA:
Net income	$3,782	$11,508	$26,769	$21,610
Provision for income taxes	9,477	15,234	22,459	35,504
Other income, net	(1,820)	(24)	(1,416)	(252)
Depreciation and amortization	42,750	24,297	134,516	79,849
Stock-based compensation	57,177	27,572	193,915	86,319
ADJUSTED EBITDA	$111,366	$78,587	$376,243	$223,030